Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Asure Software, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(3)

Fees to be Paid	Debt	Debt Securities	Rule 457(o)

Fees to be Paid	Equity	Preferred Stock, par value $0.01 per share	Rule 457(o)

Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(o)

Fees to be Paid	Other	Debt Warrants	Rule 457(o)

Fees to be Paid	Other	Equity Warrants	Rule 457(o)

Fees to be Paid	Other	Rights	Rule 457(o)

Fees to be Paid	Other	Units	Rule 457(o)

Fees Previously Paid	Unallocated (Universal) Shelf		Rule 457(o)			$150,000,000	.0001476	$22,140.00

	Total Offering Amount					$150,000,000	.0001476	$22,140.00

	Total Fee Offsets							$16,365.00

	Net Fee Due							$5,775.00

(1)            The proposed amount to be registered, maximum offering price per class of security and maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2)            This registration statement covers such indeterminate number of shares of common stock, shares of preferred stock and an indeterminate amount of debt securities, warrants, rights and units of Asure Software, Inc., together having a maximum aggregate offering price not to exceed $150 million. The securities registered hereunder are to be issued from time to time at prices to be determined. In addition, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)            Calculated by multiplying the estimated proposed maximum aggregate offering price of the securities to be registered by 0.0001476.

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Filing Form or Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(1)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claim	Fee Paid with Fee Offset Source
Fee Offset Claims	Asure Software, Inc.	S-3	333-254138	March 11, 2021		$16,365.00	(2)	Common Stock, par value $0.01 per share	(2)	$100,004,004
Fee Offset Sources	Asure Software, Inc.	S-3	333-254138		March 11, 2021						$2,450.88
Fee Offset Sources	Asure Software, Inc.	S-3	333-224068		April 2, 2018						$13,914.12

(1)	In reliance on Rule 457(p) under the Securities Act. This registration statement includes an aggregate of $100,004,004 of unsold securities that were previously registered on registration statement on Form S-3 No. 333-254138 (the “2021 Registration Statement”), which expires on April 21, 2024.

(2)	The 2021 Registration Statement covered an indeterminate number of securities, having aa maximum aggregate offering price not to exceed $150 million and included the following types of securities: Debt Securities, Preferred Stock, par value $0.01 per share, Common Stock, par value $0.01 per share, debt warrants, equity warrants, rights and units.

Table 3 – Combined Prospectus

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered(1)	Form Type	File Number	Initial Effective Date
Debt	Debt Securities
Equity	Preferred Stock, par value $0.01 per share
Equity	Common Stock, par value $0.01 per share
Other	Debt Warrants
Other	Equity Warrants
Other	Rights
Other	Units
Total			$150,000,000	S-3	333-254138	April 21, 2021

(1)	The 2021 Registration Statement covered an indeterminate number of securities, having aa maximum aggregate offering price not to exceed $150 million and included the following types of securities: Debt Securities, Preferred Stock, par value $0.01 per share, Common Stock, par value $0.01 per share, debt warrants, equity warrants, rights and units.